SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 14A
                                (Rule 14a-101)
                           INFORMATION REQUIRED IN
                               PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
                 Proxy Statement Pursuant to Section 14(a) of
                     the Securities Exchange Act of 1934

Filed by the registrant  [X]

Filed by a party other than the registrant  [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material under Rule 14a-12
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))


                        TECUMSEH PRODUCTS COMPANY
               (Name of registrant as specified in its charter)

                             [not applicable]
      (Name of person(s) filing proxy statement, if other than registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies: ______
        ______________________________________________________________________

    (2) Aggregate number of securities to which transaction applies: _________
        ______________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ______________________________________________________________________

    (4) Proposed maximum aggregate value of transaction: _____________________

        ______________________________________________________________________

    (5) Total fee paid:
        ______________________________________________________________________

[ ] Fee paid previously with preliminary materials:___________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid: _____________________________________________

     (2) Form, schedule or registration statement no.: _______________________

     (3) Filing party: _______________________________________________________

     (4) Date filed: _________________________________________________________



              T E C U M S E H   P R O D U C T S   C O M P A N Y
                          100 EAST PATTERSON STREET
                           TECUMSEH, MICHIGAN 49286
                                 [ LOGO ART ]



                                                               March 29, 2000

Dear Shareholder:

     We cordially invite you to attend our 2000 annual meeting of shareholders next month in Tecumseh, Michigan.

     Only Class B shareholders will vote at the meeting. However, all shareholders are most welcome to attend. Starting today, we are sending the enclosed proxy statement to all our shareholders and a form of proxy to Class B shareholders only.

     If you are a Class B shareholder, your vote is very important. Even if you attend in person, please complete and mail the enclosed proxy at your earliest convenience. Thank you.

                                          Sincerely,

                                          /s/ Kenneth G. Herrick
                                          --------------------------
                                          Chairman of the Board of
                                            Directors


                                          /s/ Todd W. Herrick
                                          --------------------------
                                          President and Chief
                                            Executive Officer







              T E C U M S E H   P R O D U C T S   C O M P A N Y
                         100 EAST PATTERSON STREET
                         TECUMSEH, MICHIGAN 49286

                                 [ LOGO ]

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

  Date:       Wednesday, April 26, 2000
  Time:       9:00 a.m.
  Location:   Tecumseh Country Club
              Tecumseh, Michigan
              From the center of Tecumseh, go north on the Tecumseh-Clinton
              Road about one mile to Burt Street. Turn right. Tecumseh
              Country Club is on the south side of Burt Street about one mile east of the Tecumseh-Clinton Road.

      The purposes of this year's annual meeting are:

      o To elect directors for the following year.

      o To consider any other matters properly presented at the meeting.

      All shareholders are most welcome to attend the meeting, but only those who held Class B shares at the close of business on March 3, 2000 will be entitled to vote.

      If you are a Class B shareholder, you will find enclosed a form of proxy solicited by our Board of Directors. Whether or not you plan to attend the meeting, please take the time to vote by completing and mailing the enclosed proxy. Even if you sign a proxy, you may still attend the meeting and vote in person. You may revoke your proxy any time before the voting begins.

      Your vote is very important.

      Thank you.

                                      TECUMSEH PRODUCTS COMPANY
                                      Daryl P. McDonald
                                      Corporate Counsel and Secretary

                                      March 29, 2000



                               PROXY STATEMENT

      The Board of Directors of Tecumseh Products Company is soliciting proxies to vote Class B shares at our 2000 annual meeting of shareholders. This proxy statement contains information that may help you decide whether to sign and return the enclosed proxy.

      Please read this proxy statement carefully. Appendices A, B, and C contain important information about share ownership, executive compensation, and market performance. You can obtain more information about Tecumseh Products Company from our 1999 annual report to shareholders and from the public documents we file with the SEC.

VOTING

      We have two classes of common stock: Class B, which has full voting rights, and Class A, which generally has no voting rights. Nothing on the agenda for this year's annual meeting will require a vote by Class A shareholders so we are only soliciting proxies from Class B shareholders.

      At the close of business on March 3, 2000 (the record date for the meeting), 5,470,146 Class B shares and 14,037,938 Class A shares were outstanding. To have a quorum, a majority of the Class B shares must be present at the meeting -- either in person or by proxy.

      If you complete the enclosed proxy and return it before the meeting, the persons named will vote your shares as you specify in the proxy. You may revoke a proxy any time before voting begins.

ELECTION OF DIRECTORS

Election Procedure

      Our bylaws authorize the Board of Directors to determine the number of directors that will make up the full board. We currently have nine directors. The board has decided to keep the same number for the coming year and has nominated all nine incumbent directors for reelection. If you return a proxy, it will be voted for all of the board's nominees or, if you specify otherwise, as you specify. If a nominee becomes unable to serve, which we do not expect to happen, your proxy will be voted for a substitute determined in the best judgment of the proxy holders.

      From the persons duly nominated, directors will be elected by plurality vote of the Class B shareholders present or represented at the meeting. This means that this year, regardless of the number of Class B shares not voted for a nominee, the nominees who receive the highest through ninth highest numbers of votes will be elected.

Nominees for Director

      Kenneth G. Herrick (director since 1951, age 78). Chairman of the Board of Directors of Tecumseh Products Company. Mr. Herrick is a member of the Boards of Trustees of Howe Military School and Herrick Foundation.

      Todd W. Herrick (director since 1973, age 57). President and Chief Executive Officer of Tecumseh Products Company. Mr. Herrick is a member of the Board of Directors of Comerica Bank and a member of the Boards of Trustees of Howe Military School and Herrick Foundation. He also is a member of the Advisory Boards to the School of Business of the University of Michigan and the School of Business of the University of Notre Dame. He serves on our Pension and Investment Committee and is a non-voting member of our Audit Committee. Mr. Herrick is the son of Kenneth G. Herrick.

      John H. Foss (director since 1982, age 57). Vice President, Treasurer and Chief Financial Officer of Tecumseh Products Company. Mr. Foss is a member of the Boards of Directors of United Bancorp, Inc. and United Bank & Trust. He serves on our Pension and Investment Committee and is a non-voting member of our Audit Committee.

      J. Russell Fowler (director since 1967, age 81). Retired since 1994; Chairman Emeritus of Jacobson Stores, Inc. (mercantile business) from 1992 to 1994; Chairman of the Board of Directors and Chief Executive Officer of Jacobson Stores, Inc. from 1982 to 1992. Mr. Fowler is a member of the Boards of Directors of Butterfield Investment Company and Quanta, Inc. He serves on our Governance and Executive Compensation Committee and our Audit Committee.

      John W. Gelder (director since 1989, age 66). Of counsel to the law firm of Miller, Canfield, Paddock and Stone, P.L.C. since 1999; senior member of Miller, Canfield, Paddock and Stone, P.L.C. until 1999. Mr. Gelder is a member of the Board of Trustees of Herrick Foundation. He serves on our Pension and Investment Committee and our Audit Committee.

      Stephen L. Hickman (director since 1991, age 57). Chairman of the Board of Directors, President, and Chief Executive Officer of Brazeway, Inc. (manufacturer of aluminum extrusions and fabricator of aluminum products). Mr. Hickman is a member of the Boards of Directors of MidAm Inc. and Spangler Candy Company. He also is a member of the Board of Trustees of Siena Heights University. He serves on our Governance and Executive Compensation Committee.

      Peter M. Banks (director since 1991, age 62). Senior Vice President and Chief Technical Officer of Veridian Corporation (government information technology and research and development) since January 2000; Chairman of the Board and Chief Executive Officer of ERIM International, Inc. (government research and development services) from 1997 to January 2000; President and Chief Executive Officer of Environmental Research Institute of Michigan (government research and development services) from 1995 to 1997; Professor and Dean of the College of Engineering of the University of Michigan from 1990 to 1994. Dr. Banks is a member of the Board of Directors of X-Rite, Incorporated and a member of the Board of Trustees of the Hands-On Museum in Ann Arbor, Michigan. He serves on our Governance and Executive Compensation Committee and our Pension and Investment Committee.

      Jon E. Barfield (director since 1993, age 48). Chairman, President, and Chief Executive Officer of The Bartech Group, Inc. (contract employment and related staffing services) since 1997; Chairman and Chief Executive Officer of The Bartech Group, Inc. from 1995 to 1997; President of The Bartech Group, Inc. from 1981 to 1995. Mr. Barfield is a member of the Boards of Directors of National City Corporation and Granite Broadcasting Corporation. He also is a Charter Trustee of Princeton University, a member of the Boards of Trustees of Kettering University, Henry Ford Museum and Greenfield Village, and a director of Blue Cross and Blue Shield of Michigan and the Community Foundation for Southeastern Michigan. He serves on our Pension and Investment Committee and our Audit Committee.

      Ralph W. Babb, Jr. (director since 1998, age 51). Vice Chairman and Chief Financial Officer of Comerica Incorporated and of its principal subsidiary, Comerica Bank, since 1999; Executive Vice President and Chief Financial Officer of Comerica Incorporated and Comerica Bank from 1995 to 1999; Vice Chairman of Mercantile Bancorporation Inc. and of its subsidiary, Mercantile Bank of St. Louis, from 1987 to 1995. Mr. Babb is a member of the Boards of Directors of the Detroit Symphony Orchestra, Oakland University Foundation, and Citizens Research Council of Michigan and a member of the Advisory Board for the St. Vincent & Sarah Fisher Center. He serves on our Governance and Executive Compensation Committee and our Audit Committee.

Director Compensation

      We do not pay employees any separate compensation for serving as directors. We pay all other directors a monthly retainer of $1,000, a $1,500 fee for each board meeting attended, and a $1,000 fee for each committee meeting attended. We also reimburse those directors for travel expenses.

Directors' Meetings and Standing Committees

      We held ten board meetings during 1999. The Audit Committee met four times during the year, and the Governance and Executive Compensation Committee met four times. Each director attended at least 75% of the total of all board meetings and all meetings of board committees on which he served that were held during his period of service, except that Kenneth G. Herrick attended 70% of the meetings applicable to him.

      We have no standing nominating committee or committee performing similar functions.

AUDIT COMMITTEE

      The board has adopted a written charter specifying the powers and duties of the Audit Committee. A copy of the charter is included as Appendix D to this proxy statement.

      All members of the Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers, Inc.) other than Todd W. Herrick and John H. Foss, both of whom serve as non-voting members.

Audit Committee Report

      This report is provided by the Audit Committee.

      We have reviewed the audited financial statements for the fiscal year ended December 31, 1999 and discussed them with management. We also have discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU sect. 380). In addition, we have received from the independent accountants the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we have discussed their independence with them.

      Based on the review and discussion described above, we recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 1999 be included in the annual report on Form 10-K for that year.

           Presented by the members of the Audit Committee of the Board of Directors

                  J. Russell Fowler, Chairman
                  John W. Gelder
                  Jon E. Barfield
                  Ralph W. Babb, Jr.
                  Todd W. Herrick (non-voting)
                  John H. Foss (non-voting)

GOVERNANCE AND EXECUTIVE COMPENSATION COMMITTEE

      The overall mission of the Governance and Executive Compensation Committee is to assist the board in conducting our business successfully so as to maximize long-term benefits to shareholders, including optimizing long-term financial success. Its functions include:

      o Actively developing and recommending to the board strategies for achieving those goals.

      o Monitoring and reporting to the board on the effectiveness of management policies and decisions.

      o Annually reporting to the board the committee's assessment of the board's performance in light of the objectives described above.

      o Annually reviewing with the board the appropriate skills and characteristics required of board members in the context of the then current composition and needs of the board, including issues of diversity, age, and skills.

      o Reviewing our policies for compensating outside directors and, if appropriate, making recommendations for changes.

      o Annually fixing the salaries of our Chief Executive Officer and other executive officers, considering, developing, reviewing, and making recommendations about programs for annual and long-term incentive compensation for those executives and for other key employees, and administering those programs, including our Management Incentive Plan.

      No director on this committee can be an employee of Tecumseh Products Company.

Governance and Executive Compensation Committee Report

      This report is provided by the Governance and Executive Compensation Committee.

    Compensation Philosophy and Objectives

      We follow a "pay for performance" philosophy designed to accomplish three primary objectives:

      o Encouraging teamwork among members of management and excellence in the performance of individual responsibilities.

      o Aligning the interests of key managers with the interests of shareholders by offering an incentive compensation vehicle that is based on growth in return on equity and shareholder value.

      o Attracting, rewarding, and retaining strong management.

      Our "pay for performance" strategy is intended to enhance shareholder value:

      o In the short term, by focusing management's attention on return on equity, cash return on assets, and other measures of current financial performance so as to challenge each business group to achieve and maintain positions of market leadership, to reduce costs where appropriate, and to continually seek to maintain and enhance Tecumseh Products Company's reputation for excellence in product quality and customer service.

      o In the longer term, by causing a substantial portion of each executive's potential compensation to be directly tied to market performance of the Class A shares.

  Management Incentive Plan Awards

      The principal tool for implementing our "pay for performance" philosophy is the Management Incentive Plan, which covers approximately 40 key executives, including all executive officers. (We also have a plan for awarding annual cash bonuses based on similar performance criteria, which covers lower level management employees.) The Management Incentive Plan is structured to provide both a short-term incentive tied to achievement of company-wide and business unit annual performance goals and a long-term incentive tied to the market performance of the Class A shares.

      All plan awards granted for 1999 and previous fiscal years were denominated in phantom stock "units" considered for record keeping purposes as equivalents to Class A shares and valued accordingly. Except in cases of earlier employment termination due to death, disability, or retirement, or in the event of a "change in control" (as defined in the plan), these phantom stock units are subject to forfeiture if the grantee does not remain with us for at least five full fiscal years. As cash dividends are paid on Class A shares, additional phantom stock units (also subject to forfeiture), equal in value to the dividends paid, are credited to employee accounts under the plan. Thus, the potential payout on an award, although payable only in cash, is tied directly to the market value performance of Class A shares over a five-year period. For purposes of computations under the plan, units are valued at the average of the closing prices for the Class A shares on the first trading day of the month over the eleven months preceding the valuation date rather than by the method required by the SEC for the Summary Compensation Table.

      The Management Incentive Plan affords us broad discretion to determine the amounts of awards granted, subject only to a limitation setting the maximum number of units awardable during a given year at 2% of the number of Class A shares outstanding at the end of the year. We also have broad discretion under the plan to establish criteria under which otherwise eligible employees may receive awards. In general, however, as was true for 1999, before or early in each year, we expect to establish objective company-wide and business group performance criteria and, after year-end, to use actual performance -- measured against these criteria -- as the principal basis for award decisions for that year.

      For 1999, the company-wide criteria established for the Corporate Office Group, which includes Todd W. Herrick and John H. Foss, related to return on equity, both in absolute terms and in relation to historical performance. The same company-wide return on equity criteria also applied to our business units, and additional group criteria relating to cash return on assets (both absolute and relative to prior performance) also were established for each business unit, including the Compressor Group headed by Mr. McCloskey and the Engine and Power Train Group headed by Mr. Martinco. Under the plan as implemented for 1999, depending on the extent to which actual return on equity for that year (and, for employees in a business unit, the extent to which the unit's actual cash return on assets for the year) fell within or exceeded our pre-approved ranges, each covered employee could receive an award of phantom stock units equal to up to 80% of 1999 salary.

      Tecumseh Products Company achieved excellent return on equity for 1999. Cash return on assets was significantly higher for the Engine and Power Train Group than for the Compressor Group. Applying the criteria we established at the beginning of the year to these measures of actual 1999 performance resulted in the plan awards shown in the Summary Compensation Table.

  Salaries

      In keeping with our "pay for performance" philosophy, we believe executive officers should receive salaries that are reasonable but modest in light of their experience, skills, and responsibilities, and that the opportunity to achieve significantly greater total compensation should be tied to Tecumseh Product Company's short- and long-term performance through the potential for awards under the Management Incentive Plan. When we considered 1999 executive salaries, it was our shared perception, based on our general business knowledge and without review of any data specifically collected by us for that purpose, that existing salary levels for the CEO and other executive officers continued to be too low given their responsibilities. In our salary deliberations with respect to executive officers other than the CEO, we considered the CEO's recommendations. Fiscal 1998 performance also was a factor, but not a controlling factor, in our decisions on 1999 salaries, due to our belief that short-term performance generally is not appropriate for consideration with respect to that form of compensation. Based on these considerations, we decided to establish the 1999 salary for each executive officer at the level reported in the Summary Compensation Table. Except for the fact that we did not obtain a recommendation from the CEO concerning his own salary, we made our salary determinations on the same basis for each executive officer.

  Concluding Observations

      We expect to continue our "pay for performance" strategy for the foreseeable future. In an effort to better balance short-, medium-, and long-term incentives, we have amended the Management Incentive Plan to provide that in the future, one-third of each award will be payable immediately in cash, one-third will consist of phantom stock units paying out in three years, and the balance will consist of phantom stock units paying out in five years. These new payment terms will apply to awards granted for 2000 and later fiscal years. We intend to continue to closely monitor the impact of compensation philosophy on financial performance and shareholder value and to consider additional ways in which current plans and policies might be improved.

      Section 162(m) of the Internal Revenue Code generally prohibits the deduction of certain compensation in excess of $1 million per year paid by a publicly-held corporation to any individual named in the corporation's summary compensation table for the year. The compensation paid to each of our executive officers was well below $1 million for 1999, and we expect the same will be true for the current year. Therefore, we have decided to defer consideration of any compensation policies related to Section 162(m) for the present.

             Presented by the members of the Governance and Executive Compensation Committee of the Board of Directors

                  Ralph W. Babb, Jr., Chairman
                  Peter M. Banks
                  J. Russell Fowler
                  Stephen L. Hickman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      All members served on the Governance and Executive Compensation Committee throughout the period covered by its report. No one who served on the committee is or ever has been an officer or employee of Tecumseh Products Company or any of its subsidiaries.

      Mr. Babb is an executive officer of Comerica Bank. In the normal course of its business, Comerica has various banking relationships (both credit and non-credit) with Tecumseh Products Company and with some of our executive officers.

      Mr. Foss (a director and executive officer) served during 1999 on the board and compensation committee of The Bartech Group, Inc. Mr. Barfield is Chief Executive Officer of Bartech, and his family owns a majority of its stock.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

      Ciulla, Smith & Dale, LLP, our independent accountants for the fiscal year ended December 31, 1999 and for many years before, will continue to serve for the fiscal year ending December 31, 2000. A representative of Ciulla, Smith & Dale, LLP will be present at the annual meeting and available to respond to appropriate questions from shareholders. He will have an opportunity to make a statement if he so desires.

OTHER MATTERS

      We know of no business to be acted on at the annual meeting other than the matters listed in the accompanying notice. If any other matter does properly come before the meeting, the proxy holders will vote on it in accordance with their judgment.

Form 10-K

      If you were a record or beneficial owner of either class of our common stock on March 3, 2000, you may request a copy of the annual report on Form 10-K we filed with the SEC for 1999 (including the financial statements, schedules, and exhibits) by writing to Daryl P. McDonald, Corporate Counsel & Secretary, Tecumseh Products Company, 100 E. Patterson Street, Tecumseh, Michigan 49286. We will provide these copies without charge. Our Form 10-K may also be obtained through our website at http://www.tecumseh.com.

Shareholder Proposals in Our 2001 Proxy Statement

      In order for shareholder proposals for the 2001 annual meeting of shareholders to be eligible to be included in our proxy statement, they must be received at our principal office no later than November 29, 2000. We retain the right to omit any proposal if it does not satisfy the requirements of SEC Rule 14a-8.

Advance Notice Requirements

      Our bylaws contain advance notice procedures which a shareholder must follow to nominate a person for election to our board or to present any other proposal at an annual meeting of shareholders. In general, these provisions require notice of a nomination or other proposal expected to be made at an annual meeting to be in writing, to contain specified information about the nominee or other proposal and the shareholder proponent, and to be delivered or sent by first class U.S. mail to our Secretary and received at our principal office.

      Except when an annual meeting is called for a date that is not within 20 days before or after the first anniversary of the prior year's annual meeting (in which case other time limits apply), we must receive the nomination or proposal no later than 60 days nor earlier than 90 days before the first anniversary of the prior year's annual meeting. This means that any nomination or proposal for next year's annual meeting must be received no later than February 25, 2001 and no earlier than January 26, 2001.

      Management proxies for the 2001 annual meeting may confer discretionary authority to vote on an untimely proposal without express direction from shareholders giving the proxies.

Proxy Solicitation Expenses

      We will pay the expenses of this solicitation. We have engaged Georgeson Shareholder Communications Inc. to assist in soliciting proxies, for which we will pay approximately $9,500 plus out-of-pocket expenses. We also may pay brokers, nominees, fiduciaries, custodians, and other organizations performing similar functions their reasonable expenses for sending proxy material to principals and obtaining their instructions. In addition to solicitation by mail, our directors, officers, and employees may solicit proxies in person or by telephone, fax, or similar means.

      Your vote is very important.

      If you are a Class B shareholder, please complete and return the enclosed proxy as soon as possible, even if you currently plan to attend the annual meeting in person.

By Order of the Board of Directors,



/s/ Daryl P. McDonald
---------------------------------
Daryl P. McDonald
Corporate Counsel and Secretary


Tecumseh, Michigan
March 29, 2000

                                  Appendix A

                               SHARE OWNERSHIP

5% Class B Shareholders

      This table shows the Class B shares held by persons we know to be beneficial owners of more than 5% of the class. We obtained the information about Comerica Bank and EQSF Advisers, Inc. (all of which is as of December 31, 1999) from Schedules 13G they filed with the SEC. The other information is as of March 3, 2000.

                                      Amount and Nature of Beneficial Ownership
                          -----------------------------------------------------------------
                             Sole             Sole            Shared           Shared                      Percent
                          Voting Power   Investment Power   Voting Power   Investment Power     Total      of Class
                          ------------   ----------------   ------------   ----------------     -----      --------
 Herrick Foundation
 150 W. Jefferson
 Suite 2500
 Detroit, MI 48226         1,367,525        1,367,525                                          1,367,525     25.0%

 Kenneth G. Herrick
 Tecumseh Products Co.
 100 E. Patterson St.
 Tecumseh, MI 49286                                            888,113          888,113          888,113     16.2%

 Comerica Bank
 411 W. Fort St.
 Detroit, MI 48226             6,709           11,699        1,246,095        1,241,105        1,252,804     22.9%

 John W. Gelder
 150 W. Jefferson
 Suite 2500
 Detroit, MI 48226               100              100        1,016,121        1,016,121        1,016,221     18.6%

 EQSF Advisers, Inc.
 767 Third Ave.
 New York, NY 10017          424,200          424,200                                            424,200      7.8%

      Kenneth G. Herrick, Todd W. Herrick, and John W. Gelder, all of whom are directors and nominees for director, are members of the Board of Trustees of Herrick Foundation.

      Kenneth G. Herrick's shares are held as a trustee of trusts for the benefit of himself and his descendants. The shares for which Mr. Gelder is shown as having shared voting and investment power are held as a trustee of the Kenneth G. Herrick trusts and of other trusts holding a total of 128,008 shares. Comerica Bank's shares include shares it held on the date of its
Schedule 13G as a trustee of the Kenneth G. Herrick trusts and of other trusts, including those of which Mr. Gelder is a trustee.

      EQSF Advisers, Inc. filed its Schedule 13G jointly with M.J. Whitman Advisers, Inc. and Martin J. Whitman, all of whom share the same address. In addition to the shares shown in the table, the Schedule 13G discloses that M.J. Whitman Advisers, Inc. beneficially owns 132,870 shares, all with sole voting and investment power, and that Mr. Whitman, who is the chief executive officer and controlling person of EQSF Advisers, Inc. and M.J. Whitman Advisers, Inc., disclaims beneficial ownership of all shares they own.

                                     A-1


                      Management's Beneficial Ownership

                                        Shares Beneficially Owned as of March 3, 2000
                        -------------------------------------------------------------------------------
                        Class of           Sole Voting and    Shared Voting                    Aggregate
                         Common               Investment      and Investment      Aggregate     Percent
                         Stock                  Power              Power            Total        Owned
                        --------           ---------------    -------------       ---------   ---------
 Ralph W. Babb, Jr.   Class B ..........        -0-                500                500          *
                      Class A ..........        -0-                -0-                -0-        -0-
 Peter M. Banks       Class B ..........        -0-                -0-                -0-        -0-
                      Class A ..........        200                -0-                200        *
 Jon E. Barfield      Class B ..........        -0-                -0-                -0-        -0-
                      Class A ..........        659                -0-                659        *
 John H. Foss         Class B ..........        100                -0-                100        *
                      Class A ..........        300                -0-                300        *
 J. Russell Fowler    Class B ..........      1,300                -0-              1,300        *
                      Class A ..........        900                -0-                900        *
 John W. Gelder       Class B ..........        100                -0-                100        *
                      Class A ..........        300                -0-                300        *
 Kenneth G. Herrick   Class B ..........        -0-          2,328,188          2,328,188       42.6%
                      Class A ..........        -0-          1,015,765          1,015,765        7.2%
 Todd W. Herrick      Class B ..........     21,906                -0-             21,906        *
                      Class A ..........        -0-                -0-                -0-        -0-
 Stephen L. Hickman   Class B ..........        100                -0-                100        *
                      Class A ..........        300                -0-                300        *
 James E. Martinco    Class B ..........         10                -0-                 10        *
                      Class A ..........         30                -0-                 30        *
 Dennis E. McCloskey  Class B ..........         46                -0-                 46        *
                      Class A ..........        -0-                -0-                -0-        -0-

 All directors and    Class B ..........     23,562          2,328,688          2,352,250       43.0%
 executive officers   Class A ..........      2,689          1,015,765          1,018,454        7.3%
 as a group
 (11  persons)

* less than 1%

      Mr. Babb holds his shares jointly with his wife.

      Herrick Foundation, of which Kenneth G. Herrick, Todd W. Herrick, and John W. Gelder are co-trustees, owns 1,367,525 Class B shares and 458,347 Class A shares. The shared voting and investment power column includes those shares for Kenneth G. Herrick but not for Todd W. Herrick or Mr. Gelder. All three of them disclaim beneficial ownership of the shares.

      Kenneth G. Herrick and Mr. Gelder are trustees of trusts that hold 888,113 Class B shares and 454,441 Class A shares for the benefit of Kenneth
G. Herrick and his descendants. The shared voting and investment power column includes the trusts' shares for Mr. Herrick but not for Mr. Gelder. Mr. Gelder disclaims beneficial ownership of the shares. Todd W. Herrick is an income beneficiary of the trusts.

      Mr. Gelder is a trustee of other trusts that hold 128,008 Class B shares not shown in the table. He disclaims beneficial ownership of them.

      Kenneth G. Herrick and Todd W. Herrick are members of the Board of Trustees of Howe Military School, which owns 72,550 Class B shares and 102,977 Class A shares. The shared voting and investment power column includes those shares for Kenneth G. Herrick but not for Todd W. Herrick. Both of them disclaim beneficial ownership of the shares.

                                     A-2


Section 16(a) Beneficial Ownership Reporting Compliance

      Directors, certain officers, and beneficial owners of more than 10% of the Class B shares are required to file reports about their ownership of our equity securities under Section 16(a) of the Securities Exchange Act of 1934 and to provide copies of the reports to us. Based on the copies we received and on written representations from the persons we know are subject to these requirements, we believe all 1999 filing requirements were met.

                                     A-3


                                  Appendix B

                            EXECUTIVE COMPENSATION

Summary Compensation Table

      This table provides compensation information for our Chief Executive Officer and each other person who served as an executive officer during 1999 and whose total salary for that year exceeded $100,000. Mr. McCloskey and Mr. Martinco first became executive officers during 1998.

                                          Annual       Long-Term
                                       Compensation   Compensation
                                       ------------   ------------
                                                         Awards
                                                      ------------
                                                       Restricted
                                                         Stock        All Other
  Name and Principal Position   Year      Salary         Award       Compensation
  ---------------------------   ----   ------------    ----------    ------------
  Todd W. Herrick               1999     $435,000       $273,543        $4,800
  President, CEO                1998      410,000         46,763         4,800
                                1997      395,000         53,700         4,800

  John H. Foss                  1999     $315,000       $198,265        $4,800
  Vice-President,               1998      290,000         33,076         4,800
  Treasurer, CFO                1997      262,000         35,619         4,800

  Dennis E. McCloskey           1999     $196,000       $ 51,388        $4,800
  Group Vice President,         1998      190,000         15,643         4,800
  Compressors

  James E. Martinco             1999     $160,000       $ 89,091        $4,800
  Group Vice President,         1998      150,000         14,391         4,500
  Engine & Power Train
  Components

      Salary includes any amounts deferred at the officer's election and contributed on his behalf to our Retirement Savings Plan (a 401(k) plan).

      "Restricted Stock Awards" are restricted phantom stock units relating to Class A shares that were awarded for achievement of performance goals under the Management Incentive Plan. As more fully discussed in the Governance and Executive Compensation Committee Report, awards under this plan and any deemed dividend reinvestments that may be credited on those awards generally are nontransferable and subject to forfeiture until five years after the end of the year for which they were granted. As required by SEC rules, for purposes of attributing a dollar value to the units reported, values have been calculated by multiplying the number of units awarded by the grant date closing price for a Class A share on the Nasdaq Stock Market. Please note, however, that plan awards are denominated in share units, not dollars, so that the potential payout on an award, when and if vested, is tied directly to the market value performance of Class A shares after the grant. Thus, the actual dollar amount ultimately realized will depend on our future performance and on general market conditions prevailing in the future.

      As cash dividends are paid on Class A shares, additional phantom stock units, which correspond to the dividends paid, are credited to employees' accounts.

      As of December 31, 1999, before the 1999 awards reported in the table, the named executives held phantom stock units under the plan (valued based on the Class A share closing price on the Nasdaq Stock Market on the last trading day of 1999) as follows:

    o Todd W. Herrick -- 8,291.20 share units valued at $391,245

    o John H. Foss -- 5,548.23 share units valued at $261,810

    o Dennis E. McCloskey -- 2,129.84 share units valued at $100,503

    o James E. Martinco -- 2,292.51 share units valued at $108,179

                                     B-1



      Amounts shown under "All Other Compensation" are matching contributions to the Retirement Savings Plan.

Retirement Plans

      Our retirement plan, which is a broad-based defined benefit and (since
1985) noncontributory plan, and our supplemental retirement plan, which covers certain executives, provide benefits in the event of normal (i.e., at age 65), early, deferred, or disability retirement. Upon a participant's death, these plans provide a surviving spouse pension and a refund of any pre-1985 employee contributions. Participants are vested after five years of credited service. As of January 1, 2000, the executives named in the Summary Compensation Table had the following years of credited service:

    o Todd W. Herrick -- 35.5 years

    o John H. Foss -- 21.0 years

    o Dennis E. McCloskey -- 5.9 years

    o James E. Martinco -- 23.3 years

      These plans provide retirement benefits to a vested participant in the form of a life-time pension, the amount of which is equal to a percentage of the participant's average base salary over the 60 months immediately before his or her retirement date, multiplied by years of credited service (up to a maximum of 35 years), and reduced in the case of some benefits payable under the supplemental retirement plan by a percentage of Social Security benefits.

      The table below shows the estimated annual pension benefit (which is not subject to further deduction for Social Security benefits or other offset amounts) payable under the plans on a straight life annuity basis to executive officers retiring at age 65 in the earnings and years of service classifications specified, without considering any benefits which in some cases may be payable to a participant due to voluntary contributions made by the participant before 1985.

                               Estimated Annual Benefit at Age 65
  Average                        for Years of Service Indicated
   Annual             ------------------------------   -------------------
    Base                                                           35 or
   Salary                15         20         25         30       Longer
  --------            --------   --------   --------   --------   --------
  $ 90,000 .......    $ 16,875   $ 22,500   $ 28,125   $ 33,750   $ 39,375
   100,000 .......      18,750     25,000     31,250     37,500     43,750
   125,000 .......      23,437     31,250     39,062     46,875     54,687
   150,000 .......      28,125     37,500     46,875     56,250     65,625
   175,000 .......      35,255     47,007     58,759     70,512     83,637
   200,000 .......      40,880     54,507     68,134     81,762     96,762
   225,000 .......      46,505     62,007     77,509     93,012    109,887
   250,000 .......      52,130     69,507     86,884    104,262    123,012
   275,000 .......      57,755     77,007     96,259    115,512    136,137
   300,000 .......      63,380     84,507    105,634    126,762    149,262
   400,000 .......      85,880    114,507    143,134    171,762    201,762
   450,000 .......      97,130    129,507    161,884    194,262    228,012
   500,000 .......     108,380    144,507    180,634    216,762    254,262


                                     B-2


                                   Appendix C

                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION

      The graph which follows compares the performance over the last five years of our Class B shares (trading symbol TECUB) to the Standard & Poor's 500 Stock Index and to a composite industry group index made up of the Standard & Poor's Household Furnishing and Appliances Index (70%) and the Standard & Poor's Diversified Machinery Index (30%). The graph assumes an investment of $100 in the Class B shares and in each index on December 31, 1994 and reinvestment of all cash dividends in shares of the same class.

                Comparison of Five-Year Cumulative Total Return
                Among Tecumseh Products Company, S&P 500 Index,
                        and S&P Composite Industry Index

                             [graphic omitted]

                                   1994      1995      1996      1997      1998      1999
                                   ----      ----      ----      ----      ----      ----
  Tecumseh Products Company      $100.00   $118.81   $133.44   $117.27   $111.14   $105.17
  S&P 500 Index                   100.00    137.58    169.17    225.60    290.08    351.12
  S&P Composite Industry Index    100.00    122.30    124.92    178.24    211.01    209.24


                                     C-1

                                   Appendix D

              TECUMSEH PRODUCTS COMPANY AUDIT COMMITTEE CHARTER


      The Audit Committee is appointed by the Board of Directors to assist the Board of Directors in overseeing and monitoring management's and the independent auditor's participation in the financial reporting process.

      The Audit Committee shall consist of at least three members. The members of the Audit Committee shall meet the independence and experience requirements of the National Association of Securities Dealers, Inc. The members of the Audit Committee shall be appointed by the Board of Directors.

      The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

      The Audit Committee shall meet not less than three times per year and shall make regular reports to the Board. The Chairman of the Committee may call special meetings of the Committee as circumstances require. The Committee will keep minutes of its meetings. The minutes will be circulated among the members of the Committee and the Board of Directors.

      The Audit Committee shall:

      1. Review and reassess the adequacy of this Charter annually and report to the Board of Directors on such review.

      2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

      3. Review analyses prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

      4. Engage the independent auditor to review the Company's quarterly financial statements prior to the filing of the Company's Quarterly Report on Form 10-Q.

      5. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

      6. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

      7. Recommend to the Board of Directors the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board of Directors.

      8. Approve the compensation to be paid to the independent auditor.

      9. Receive periodic reports from the independent auditor regarding the auditor's independence in accordance with Independence Standards Board Standard No. 1, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board of Directors take appropriate action to insure the independence of the auditor.

      10. Evaluate the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board of Directors replace the independent auditor.

      11. Review the appointment and replacement of the senior internal auditing executive.

      12. Review the significant reports to management prepared by the internal auditing department and management's responses.

      13. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

      14. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

      15. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter.

      16. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

      17. Receive and take any necessary action with respect to any reports from management, the Company's senior internal auditing executive, or the independent auditor, concerning conformity by the Company or its affiliates with applicable legal requirements.

      18. Meet at least annually with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

      19. Consider, in consultation with the senior internal auditing executive and the independent auditor, the adequacy of the Company's internal financial controls.

      20. Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets.

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's policies on business ethics.

                                     D-1




[proxy card front]

                          TECUMSEH PRODUCTS COMPANY
      THE BOARD OF DIRECTORS SOLICITS THIS PROXY FOR THE ANNUAL MEETING
                 OF SHAREHOLDERS TO BE HELD APRIL 26, 2000.

     By signing on the reverse, I (or, if more than one person signs, we)--

     o authorize either of Kenneth G. Herrick or Todd W. Herrick to act as my (or our) proxy at the Annual Meeting of Shareholders of Tecumseh
P Products Company to be held on Wednesday, April 26, 2000 and at any adjournments of that meeting.
R
     o give each  proxy full power to name another person to substitute for
0      him as proxy.

X    o authorize each proxy to vote any and all shares of Tecumseh Products
       Company Class B Common Stock, $1.00 par value, registered in my name
Y (or our names) or which for any reason I (or we) may be entitled to vote, and

     o direct the proxies to vote as specified on the reverse side and to vote in their discretion on any other matters that may come before the meeting.


               Continued and to be voted and signed on reverse


[proxy card back]

      Please mark your
/X/   votes as in this
      example                                                          FOR ALL
Election of Directors.                                  FOR  WITHHOLD  EXCEPT
Kenneth G. Herrick, Todd W. Herrick, John H. Foss,      /  /    /  /     /  /
J. Russell Fowler, John W. Gelder, Stephen L. Hickman,
Peter M. Banks, Jon E. Barfield, Ralph W. Babb, Jr.
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, check the "For All Except" box and write that nominee's name in the space provided below.)

------------------------------------------------------------------------------
     If you sign and return this proxy, the proxies will vote your shares as specified above. IF YOU DO NOT SPECIFY HOW TO VOTE, THE PROXIES WILL VOTE YOUR SHARES FOR THE ELECTION AS DIRECTORS OF ALL NOMINEES LISTED ABOVE AND IN THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY COME BEFORE THE MEETING.
        WE APPRECIATE YOUR PROMPT ACTION IN SIGNING AND RETURNING THIS PROXY.


                                       --------------------------------------
                                       Signature

                                       --------------------------------------
                                       Signature

                                       Date:                           , 2000
                                             --------------------------
                                       NOTE: Please sign exactly as your
                                             name(s) appear above. Joint
                                             owners should each sign. When
                                             signing as an attorney,
                                             executor, administrator, trustee
                                             or guardian, please give your
                                             full title.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.
If you have any questions or need assistance, please contact Georgeson Shareholder Communications Inc., the Proxy Solicitor, at 1-800-223-2064.